UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 7, 2009

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EASTMAN CHEMICAL COMPANY - EMN

Item 5.03(a) -- Amendments to Bylaws

As previously reported by Eastman Chemical Company (the “Company”) on its Form 8-K filed December 9, 2008, effective immediately after the Company’s Annual Meeting of Stockholders on May 7, 2009 the positions of Chief Executive Officer and Chairman of the Board were separated.

The Board of Directors of the Company on May 7, 2009 amended the Company’s Bylaws by adding the office of Chief Executive Officer to Sections 1.1 (stock certificate signatures), 2.6(a) (presiding officer of stockholder meetings), and 7.3 (voting of stock owned by the Company).  These amendments provide the Chief Executive Officer the same powers and authority under the Bylaws of the Company as when the offices of Chairman and Chief Executive Officer were held by the same person.

The text of these Bylaw amendments is filed as an exhibit to this Current Report on Form 8-K, and a complete copy of the Company’s Bylaws as amended is posted on the Company’s Internet website (www.eastman.com) in the “Investors -- Corporate Governance -- Bylaws” section and will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Item 9.01(d) -- Exhibits

The following exhibit is filed pursuant to Item 9.01(d):

3(ii) Text of Amendments to Bylaws

EASTMAN CHEMICAL COMPANY - EMN

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Eastman Chemical Company
By: /s/ Scott V. King Scott V. King Vice President, Controller and Chief Accounting Officer
Date: May 13, 2009

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